United States

Securities and Exchange Commission

Washington, DC 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant [X]            Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-12

Thrivent Series Fund, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check all boxes that apply):

[X]	No fee required.

[ ]	Fee paid previously with preliminary materials.

[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

www.proxypush.com/THR

Your vote counts.

Dear Contractholder:

We recently sent you proxy materials for Thrivent Series Fund, Inc. relating to a Board of Director’s election. Your vote matters. If you have not already, please review the materials and take a moment to vote.

Vote quickly and easily using one of the following options. You will need your personalized control number to vote.

•	Online through the Vote Now button below.

•	Call 866-520-3408.

•	Mail your proxy ballot in the postage-paid envelope that was included in your proxy materials.

Your Control # is: 802179093928

If you have any questions about the proxy, please call Mediant, our partner vendor retained to coordinate the proxy solicitation and voting, at 888-441-3205.

Thank you for voting and being a Thrivent contractholder.

David S. Royal

President and Chief Investment Officer

Thrivent Series Fund, Inc.

Corporate Center	Operations Center
600 Portland Ave. S.	4321 N. Ballard Rd.	Phone
Minneapolis, MN	Appleton, WI	800-847-4836
55415-5502 USA	54919-0001 USA

Privacy Policy

Thrivent is the marketing name for Thrivent Financial for Lutherans. Insurance products issued by Thrivent. Not available in all states. Thrivent Financial Investor Services Inc. is the transfer agent for Thrivent Funds. Securities and investment advisory services offered through Thrivent Investment Management Inc., a registered investment adviser, member FINRA and SIPC, and a subsidiary of Thrivent. Licensed agent/producer of Thrivent. Registered representative of Thrivent Investment Management, Inc. Advisory services available through investment adviser representatives only. These entities are subsidiaries of Thrivent. Thrivent.com/disclosures.

* Please do not reply to this e-mail. This e-mail is for informational purposes only.